Exhibit 99.1

OMNIQ Announces Purchase Order to Supply Smart Digital Pricing System to 42 Branches of a Dynamic Supermarket Chain in Israel

●	The Smart Digital Pricing System (SDPS) enables centralized control and updates of all prices digitally displayed on the shelfs of all branches at the same time, avoiding the need of costly labor every time prices change or goods change place.

●	System prevents human errors and slow moving, long lines caused by cashiers while customers claim mistakes.

●	OMNIQ is a major supplier of high-tech solutions to some of the largest supermarket chains and other major retail corporations in the US to whom it will offer its Smart Digital Pricing System after a successful deployment in Israel.

●	According to the Wall Street Journal Groceries are a $1 Trillion Industry in North America.

●	OMNIQ keeps focusing on AI based and other sophisticated solutions improving quality of life, safety and productivity.

SALT LAKE CITY — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or the “Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based Machine Vision solutions, announced the receipt of a purchase order to equip a sophisticated Digital Pricing System in 42 Branches of a Dynamic Supermarket Chain in Israel. The order was received by Dangot Computers Ltd, an Israeli based subsidiary of OMNIQ providing automation and sophisticated solutions to the retail, healthcare, restaurants and other verticals.

OMNIQ is a major supplier of high-tech solutions to some of the largest supermarket chains and other major retail corporations in the US to whom it will offer its Smart Digital Pricing System developed and successfully supplied in the sophisticated Israeli market. According to The Wall Street Journal: “In North America, groceries are a $1 trillion industry, with 90% of grocery sales taking place in stores.”

Without a centralized digital system, price changes in supermarkets is a major time consuming and logistic problem as there are thousands of different items, sizes and special offers. Moreover, changes have to be effective and displayed on the shelfs at the same time in all branches which increases the complexity and might create errors resulting into annoying waste of time at cashiers and unpleasant arguments with customers.

With OMMQ’s SDPS all changes are done from one computer so at the same time all digital displays show the new price for the specific product in all branches concurrently updating the point of sale and cash registers.

Shai Lustgarten, CEO of OMNIQ commented, “Just a few days since we announced the Smart Buy and Go solution sold to a large Israeli supermarket chain, we are pleased to announce a new awarded project for another leading supermarket chain solving a major costly logistic problem. Our smart solution avoids unnecessary arguments with customers and shortens lines, saving time and money. We are proud to market this solution in Israel and soon to offer it to our Fortune 500 U.S. customers, including some of the largest supermarket chains in North America.”

About:

OMNIQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:
James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

Koko Kimball
(385)-758-9241
kkimball@omniq.com